Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Metalline Mining Company
Coeur d'Alene, ID

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-34226) of Metalline Mining Company, of our report dated January 27, 2006 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington
January 31, 2006